UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2011

FULLCIRCLE REGISTRY, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-51918	87-0653761
(State of or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

161 Alpine Drive, Shelbyville, Kentucky	40065
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (502) 410-4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)

Previous Independent Registered Public Accounting Firm

(i)

On December 28, 2010, FullCircle Registry, Inc., decided that it would not retain Chisholm, Bierwolf, Nilson & Morrill, LLC (“Chisholm”) as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

On January 6, 2011, the Board of Directors notified Chisholm that it has been dismissed as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2010.  The change in accountants did not result from any dissatisfaction with the quality of professional services rendered by Chisholm.

(ii)

Chisholm’s reports on our consolidated financial statements for each of the two most recent fiscal years ended December 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, but were modified as to an uncertainty related to going concern.

(iii)

On recommendation and approval of our Board of Directors, we decided to change our independent registered public accounting firm.

(iv)

During the two most recent fiscal years ending December 31, 2009 and 2008, and in the subsequent interim period through January 6, 2011, there were no disagreements between Chisholm and us on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Chisholm, would have caused Chisholm to make reference to the subject matter of the disagreement in its reports on the consolidated financial statements for such years. There were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

(v)

We have provided Chisholm with a copy of this current report on Form 8-K, and requested that Chisholm furnish us with a letter addressed to the U.S. Securities and Exchange Commission stating whether Chisholm agrees with the disclosure contained in this report, or if not, stating the respects in which it does not agree.  Chisholm’s letter agreeing with our statements is attached as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits

16.1	Letter from Chisholm, Bierwolf, Nilson & Morrill, LLC, dated January 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FULLCIRCLE REGISTRY, INC.

Dated: January 10, 2011	By	/s/ Norman L. Frohreich
Norman L. Frohreich
Its: President and CEO

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